UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

QUADRANT 4 SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(732) 798-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8:	OTHER EVENTS
ITEM 8.01	OTHER EVENTS

The Board of Directors of Quadrant 4 Systems Corporation (the “Company”) has approved an internal restructuring of the Company’s assets and operations into four (4) operating subsidiaries named Q4 Cloud; Q4 Solutions; Q4 Mobility and Q4 Health, using descriptive names for the entities to describe the primary focus of each entity.  The Company intends to develop branding identities for each entity.  Corporate formations for each entity are expected to be completed within the next 30 days.

Based on this internal restructuring, the Company has undertaken discussions with certain acquisition targets of assets, business opportunities and operating companies to expand its operations in each of the four market segments.  It is anticipated that at least one acquisition in furtherance of this business model will be announced within the next thirty (30) days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	QUADRANT 4 SYSTEMS CORPORATION

February 12, 2013	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer